Exhibit 2

                           Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-19283) pertaining to the Employees' Savings and Investment Plan of Luby's, Inc. of our report dated May 16, 2002, with respect to the financial statements and schedule of the Luby's Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.




                                                            ERNST & YOUNG LLP

San Antonio, Texas
June 19, 2002